EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2026 SECOND QUARTER RESULTS
Delivers Record Revenue, Gross Profit and Earnings Per Share;
Sees Strong Demand in DRAM, Foundry & Logic and Systems

LIVERMORE, Calif. — July 29, 2026 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2026 ended June 27, 2026. Quarterly revenues were $258.2 million, an increase of 14.2% compared to $226.1 million in the first quarter of fiscal 2026, and an increase of 31.9% from $195.8 million in the second quarter of fiscal 2025.

•Produced revenue, gross margins and earnings per share exceeding the high end of the GAAP and Non-GAAP outlook range
•Experienced broad-based demand, with strength in key growth initiatives including High Bandwidth Memory and Co-Packaged Optics driving sequential revenue increases in both the Probe Cards and Systems segments, respectively
•Announced expanded multi-year partnership with Keystone Microtech, reinforcing FormFactor's presence in the strategically important Taiwan semiconductor ecosystem

“Over the past four quarters, FormFactor has grown revenue more than 30%, expanded Non-GAAP gross margin 1,500 basis points, and tripled earnings per share,” said Mike Slessor, CEO of FormFactor, Inc. “These improvements reflect years of investment to create and expand our unique position at the intersection of high-performance compute and advanced packaging, coupled with stronger execution to enhance profitability and drive operating leverage.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2026 was $56.2 million, or $0.71 per fully-diluted share, compared to net income for the first quarter of fiscal 2026 of $20.4 million, or $0.26 per fully-diluted share, and net income for the second quarter of fiscal 2025 of $9.1 million, or $0.12 per fully-diluted share. Gross margin for the second quarter of 2026 was 50.7%, compared with 38.4% in the first quarter of 2026, and 37.3% in the second quarter of 2025.

On a non-GAAP basis, net income for the second quarter of fiscal 2026 was $65.0 million, or $0.82 per fully-diluted share, compared to net income for the first quarter of fiscal 2026 of $44.5 million, or $0.56 per fully-diluted share, and net income for the second quarter of fiscal 2025 of $21.2 million, or $0.27 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of 2026 was 53.3%, compared with 49.0% in the first quarter of 2026, and 38.5% in the second quarter of 2025.

GAAP net cash provided by operating activities for the second quarter of fiscal 2026 was $61.8 million, compared to $45.0 million for the first quarter of fiscal 2026, and $18.9 million for the second quarter of fiscal 2025. Free cash flow for the second quarter of fiscal 2026 was $52.6 million, compared to free cash flow for the first quarter of fiscal 2026 of $30.7 million, and free cash flow for the second quarter of 2025 of negative $47.1 million.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “As we look ahead to the third quarter, we continue to see strong demand across our end markets, with particular strength in Foundry & Logic and continued momentum in our Systems business, positioning us for another quarter of record revenue and profitability.”

For the third quarter ending September 26, 2026, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$270 million +/- $10 million	—	$270 million +/- $10 million
Gross margin	52.0% +/- 1.5%	$5.3 million	54.0% +/- 1.5%
Net income per diluted share	$0.75 +/- $0.09	$0.11	$0.86 +/- $0.09
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 27, 2026, and for outlook provided before, as well as for the comparable period of fiscal 2025, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to optimize device performance and advance yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, market demand, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, the Company's performance, the Company's business strategies, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments; demand volatility and cyclicality of the industry; advancement of artificial intelligence; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenues	$258,242	$226,144	$195,798	$484,386	$367,154
Cost of revenues	127,320	139,350	122,860	266,670	229,693
Gross profit	130,922	86,794	72,938	217,716	137,461
Operating expenses:
Research and development	31,099	30,780	28,793	61,879	56,593
Selling, general and administrative	37,165	32,292	31,482	69,457	64,936
Factory start-up costs	4,859	7,074	357	11,933	357
Total operating expenses	73,123	70,146	60,632	143,269	121,886
Operating income	57,799	16,648	12,306	74,447	15,575
Interest income, net	2,683	2,174	2,642	4,857	5,959
Other income (expense), net	212	441	(6)	653	884
Income before income taxes and equity investment	60,694	19,263	14,942	79,957	22,418
Provision for income taxes	6,729	396	2,372	7,125	3,447
Income (loss) from equity investment	2,242	1,517	(3,484)	3,759	(3,484)
Net income	$56,207	$20,384	$9,086	$76,591	$15,487
Net income per share:
Basic	$0.72	$0.26	$0.12	$0.98	$0.20
Diluted	$0.71	$0.26	$0.12	$0.96	$0.20
Weighted-average number of shares used in per share calculations:
Basic	78,036	77,825	77,107	77,930	77,226
Diluted	79,607	79,415	77,527	79,546	77,721

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
GAAP Gross Profit	$130,922	$86,794	$72,938	$217,716	$137,461
Adjustments:
Restructuring charges	4,292	21,498	183	25,790	243
Stock-based compensation	1,660	1,782	1,690	3,442	3,695
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	745	659	528	1,404	1,070
Non-GAAP Gross Profit	$137,619	$110,733	$75,339	$248,352	$142,469

GAAP Gross Margin	50.7%	38.4%	37.3%	44.9%	37.4%
Adjustments:
Restructuring charges	1.7%	9.5%	0.1%	5.3%	0.1%
Stock-based compensation	0.6%	0.8%	0.8%	0.7%	1.0%
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.3%	0.3%	0.3%	0.3%	0.3%
Non-GAAP Gross Margin	53.3%	49.0%	38.5%	51.2%	38.8%

GAAP operating expenses	$73,123	$70,146	$60,632	$143,269	$121,886
Adjustments:
Restructuring charges	(201)	(1,823)	(195)	(2,024)	(3,018)
Stock-based compensation	(6,930)	(6,221)	(7,701)	(13,151)	(15,492)
Amortization of intangibles	(196)	—	(191)	(196)	(382)
Costs related to sale and acquisition of businesses	(142)	(96)	(55)	(238)	(272)
Non-GAAP operating expenses	$65,654	$62,006	$52,490	$127,660	$102,722

GAAP operating income	$57,799	$16,648	$12,306	$74,447	$15,575
Adjustments:
Restructuring charges	4,493	23,321	378	27,814	3,261
Stock-based compensation	8,590	8,003	9,391	16,593	19,187
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	941	659	719	1,600	1,452
Costs related to sale and acquisition of businesses	142	96	55	238	272
Non-GAAP operating income	$71,965	$48,727	$22,849	$120,692	$39,747

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
GAAP net income	$56,207	$20,384	$9,086	$76,591	$15,487
Adjustments:
Restructuring charges	4,493	23,321	378	27,814	3,261
Stock-based compensation	8,590	8,003	9,391	16,593	19,187
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	941	659	719	1,600	1,452
Costs related to sale and acquisition of businesses, net of gain on sale of assets	142	20	3,460	162	3,677
Income tax effect of non-GAAP adjustments	(5,367)	(7,874)	(1,812)	(13,241)	(3,838)
Non-GAAP net income	$65,006	$44,513	$21,222	$109,519	$39,226

GAAP net income per share:
Basic	$0.72	$0.26	$0.12	$0.98	$0.20
Diluted	$0.71	$0.26	$0.12	$0.96	$0.20

Non-GAAP net income per share:
Basic	$0.83	$0.57	$0.28	$1.41	$0.51
Diluted	$0.82	$0.56	$0.27	$1.38	$0.50

GAAP net cash provided by operating activities	$61,803	$44,961	$18,893	$106,764	$42,432
Adjustments:
Sale of business and acquisition related payments in working capital	265	876	168	1,141	1,389
Cash paid for interest	83	85	95	168	187
Capital expenditures	(9,599)	(15,192)	(66,256)	(24,791)	(84,840)
Free cash flow	$52,552	$30,730	$(47,100)	$83,282	$(40,832)

GAAP net cash used in investing activities	$(65,304)	$(23,407)	$(78,553)	$(88,711)	$(163,213)
GAAP net cash used in financing activities	$(9,526)	$(1,196)	$(4,214)	$(10,722)	$(7,178)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 27, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$76,591	$15,487
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,143	18,390
Stock-based compensation expense	16,721	19,187
Provision for excess and obsolete inventories	7,938	6,695
Loss (income) from equity investment	(3,759)	3,484
Non-cash restructuring charges	15,736	2,160
Other activity impacting operating cash flows	(24,606)	(22,971)
Net cash provided by operating activities	106,764	42,432
Cash flows from investing activities:
Acquisition of property, plant and equipment	(24,791)	(84,840)
Proceeds from sale of assets	576	103
Purchase of equity investment	—	(67,156)
Purchases of marketable securities, net	(64,496)	(11,320)
Net cash used in investing activities	(88,711)	(163,213)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(24,586)
Proceeds from issuances of common stock	5,836	21,576
Principal repayments on term loans	(564)	(549)
Tax withholdings related to net share settlements of equity awards	(15,994)	(3,619)
Net cash used in financing activities	(10,722)	(7,178)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,231)	1,658
Net increase (decrease) in cash, cash equivalents and restricted cash	6,100	(126,301)
Cash, cash equivalents and restricted cash, beginning of period	107,047	197,206
Cash, cash equivalents and restricted cash, end of period	$113,147	$70,905

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 27, 2026	March 28, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$109,761	$123,539	$103,330
Marketable securities	235,879	179,742	171,842
Accounts receivable, net of allowance for credit losses	155,777	132,155	125,416
Inventories, net	121,409	112,877	110,884
Restricted cash	765	897	1,063
Prepaid expenses and other current assets	45,918	51,596	44,519
Total current assets	669,509	600,806	557,054
Restricted cash	2,621	2,012	2,654
Operating lease, right-of-use-assets	15,089	16,404	17,202
Property, plant and equipment, net of accumulated depreciation	265,402	248,444	259,068
Equity investment	65,891	64,247	64,096
Goodwill	212,557	215,412	216,029
Intangible assets, net	17,961	15,482	16,302
Deferred tax assets	90,916	90,632	89,524
Other assets	2,534	2,411	2,433
Total assets	$1,342,480	$1,255,850	$1,224,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,427	$54,226	$47,436
Accrued liabilities	53,292	42,123	47,535
Current portion of long-term debt, net of unamortized issuance costs	1,153	1,145	1,137
Deferred revenue	23,976	26,291	20,091
Operating lease liabilities	8,317	8,326	7,662
Total current liabilities	164,165	132,111	123,861
Long-term debt, less current portion, net of unamortized issuance costs	10,491	10,782	11,071
Deferred tax liabilities	2,382	1,568	1,600
Long-term operating lease liabilities	9,951	11,638	12,488
Deferred grant	18,000	18,000	18,000
Other liabilities	26,131	22,952	21,939
Total liabilities	231,120	197,051	188,959

Stockholders’ equity:
Common stock	78	78	78
Additional paid-in capital	870,028	870,689	863,547
Accumulated other comprehensive loss	(10,643)	(7,658)	(3,528)
Accumulated income	251,897	195,690	175,306
Total stockholders’ equity	1,111,360	1,058,799	1,035,403
Total liabilities and stockholders’ equity	$1,342,480	$1,255,850	$1,224,362

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understand financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F